Exhibit 99.1

Lisata Therapeutics Announces Acquisition of Marea Therapeutics and $225 Million Concurrent Private Placement

Combined company to focus on developing first-in-class next-generation medicines for cardioendocrine diseases

Marea has multiple late-stage clinical product candidates: MAR001/005 for severe hypertriglyceridemia (sHTG) currently in Phase 2b and MAR002 for the treatment of acromegaly which is advancing to a Phase 2 study

Concurrent financing of $225 million from leading life sciences investors and other institutional investors projected to fund operations into 2028

Liberty Corner, N.J., September 17, 2026 – Lisata Therapeutics, Inc. (Nasdaq: LSTA) (“Lisata”), a clinical-stage pharmaceutical company, today announced that it has acquired Marea Therapeutics, Inc. (“Marea”), a clinical-stage biotechnology company harnessing the latest advances in human genetics to develop first-in-class, next-generation medicines for cardioendocrine diseases.

Concurrent with the acquisition, Lisata entered into a definitive purchase agreement for the sale of Series C non-voting convertible preferred stock in a private placement financing, which is expected to result in gross proceeds to Lisata of approximately $225 million before deducting placement agent and other offering expenses. The oversubscribed financing included participation from leading life sciences investors including RA Capital Management, Forbion, Third Rock Ventures, Alpha Wave, Perceptive Advisors, Sofinnova Investments, Omega Funds, Surveyor Capital (a Citadel company), Columbia Threadneedle Investments, Nantahala Capital, Affinity Asset Advisors, LLC, venBio, Rock Springs Capital and other institutional investors.

Lisata plans to use the net proceeds primarily to advance MAR001/005 and MAR002 through key clinical milestones, including the completion of an ongoing Phase 2b trial in patients with severe hypertriglyceridemia, as well as a Phase 2 trial in patients with acromegaly.  Both studies are expected to report topline data in the fourth quarter of 2027.  Remaining proceeds will be used for general corporate purposes.

“After a thorough review of strategic alternatives, the acquisition of Marea marks a significant milestone for Lisata as we broaden our focus toward advancing Marea’s product candidate portfolio, which addresses significant unmet need across a range of cardioendocrine diseases,” said Dr. David J. Mazzo, CEO of Lisata. “This pipeline, led by MAR001, is designed to overcome the limitations of current treatment paradigms and has the potential to establish a new standard of care in the treatment of severe hypertriglyceridemia (sHTG). With a strong balance sheet, we believe that we are well-positioned to drive these programs through their next stages of development and ultimately deliver meaningful benefit to patients. We believe that this acquisition, in combination with our parallel efforts to evaluate possible next steps in the development of certepetide, can provide long-term value to our shareholders.”

“This transaction provides the combined company with the resources to advance our two clinical stage drug candidates through pivotal milestones, including MAR001 topline Phase 2b data in severe hypertriglyceridemia and MAR002 Phase 2 proof of concept data in patients with acromegaly next year, as well as initiation of Phase 3 registrational studies for both programs,” said Dr. Josh Lehrer, newly appointed Chief Operating Officer and President of Lisata Therapeutics and Chief Executive Officer of Marea. “Joining with Lisata gives our first-in-class antibody programs a faster path to patients who today have limited options for these serious cardioendocrine diseases, and we’re grateful for the continued confidence of our new and existing investors.”

About the Transactions
The acquisition of Marea was structured as a stock-for-stock transaction pursuant to which all of Marea’s outstanding equity interests were exchanged based on a fixed exchange ratio for a combination of 1,793,129 shares of Lisata common stock and 211,365.213 shares of Series C non-voting convertible preferred stock (representing in the aggregate 213,158,342 shares of Lisata common stock on an as-converted-to-common stock basis), in each case, calculated on a fully-diluted basis (and without giving effect to any beneficial ownership limitations). Concurrently with the acquisition of Marea, Lisata entered into a definitive purchase agreement for a private placement financing with leading life sciences investors and other institutional investors to raise $225 million in which the investors will be issued an aggregate of 150,867.995 shares of Series C non-voting convertible preferred stock (or 150,867,995 shares of Lisata common stock on an as-converted-to-common stock basis and without giving effect to any beneficial ownership limitations) at a price of approximately $1,491.37 per share (or approximately $1.4914 per share of common stock on an as-converted-to-common stock basis). Subject to Lisata stockholder approval, each share of Series C non-voting convertible preferred stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder. As a result of the transactions, equity holders of Lisata immediately prior to the acquisition will own approximately 2.39% of Lisata’s common stock, equity holders of Marea immediately prior to the acquisition will own approximately 59.54% of Lisata’s common stock and investors in the private placement financing will own approximately 38.07% of Lisata’s common stock, in each case, calculated on a fully-diluted, as-converted-to-common-basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of Lisata and Marea.

The acquisition was approved by the Board of Directors of Lisata and the Board of Directors and stockholders of Marea. The acquisition and private placement financing were not subject to the approval of Lisata’s stockholders. The approval of Lisata’s stockholders is required under the terms of the Series C non-voting convertible preferred stock in order for the Series C non-voting convertible preferred stock to be converted into shares of Lisata common stock, and Lisata is required to hold a stockholder meeting for such vote. On an as-converted basis and after accounting for these transactions (and without giving effect to any beneficial ownership limitations), the total number of shares of Lisata common stock (including shares underlying the Series C non-voting convertible preferred stock) will be approximately 396,315,542.

H.C. Wainwright is serving as financial advisor to Lisata. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as legal counsel to Lisata. Leerink Partners is serving as financial advisor to Marea. Jefferies, Leerink Partners, Guggenheim Securities, Cantor and LifeSci Capital are acting as placement agents for the concurrent private placement financing. Goodwin Procter LLP is serving as legal counsel to Marea. Cooley LLP is serving as legal counsel to the placement agents.

About Lisata Therapeutics

Lisata Therapeutics is a clinical-stage pharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies for the treatment of advanced solid tumors and other major diseases. Lisata’s cyclic peptide product candidate, certepetide, is an investigational drug designed to activate a novel uptake pathway that allows co-administered or tethered anti-cancer drugs to selectively target and penetrate solid tumors more effectively. Lisata has established noteworthy partnerships based on its CendR Platform® technology. For a comprehensive overview of certepetide’s mechanism of action, please view our informative short film.

About Marea Therapeutics

Marea Therapeutics is a clinical-stage biotechnology company harnessing the latest advances in human genetics to develop first-in-class, next-generation medicines for cardioendocrine diseases. The company’s lead product candidate, MAR001, is in Phase 2b clinical development for the treatment of severe hypertriglyceridemia (sHTG), a condition characterized by very high triglyceride levels. The company is also advancing MAR002 for the treatment of acromegaly.

About MAR001/005

MAR001 is a potential first-in-class monoclonal antibody in clinical development that targets ANGPTL4, a protein that is highly expressed in adipose tissue. By inhibiting ANGPTL4 and thereby augmenting lipoprotein lipase (LPL) activity, MAR001 is designed to lower triglycerides and improve adipose tissue function. Human genetic data has identified ANGPTL4 as a highly promising therapeutic target because loss of function alleles lead to lower triglyceride levels, improved adipose distribution, better insulin sensitivity, and protection from cardiovascular disease and type 2 diabetes.

MAR005, a half-life-extended version of MAR001 with an improved pharmacokinetic profile, is Marea’s planned Phase 3 candidate and is in clinical development for the treatment of severe hypertriglyceridemia (sHTG), a condition characterized by very high triglyceride levels. Preclinical models with MAR001 demonstrated reduction in triglycerides, remnant cholesterol and ectopic fat, and improved insulin sensitivity. MAR001 has demonstrated strong Phase 1a and 2a results and is in Phase 2b clinical development.

About Severe Hypertriglyceridemia (sHTG)

Severe hypertriglyceridemia (sHTG) is a serious and often under-recognized metabolic condition marked by triglyceride levels high enough to place patients at significant risk of acute pancreatitis, a painful and potentially life-threatening complication that frequently results in hospitalization. Patients with sHTG also commonly present with a broader burden of cardiometabolic comorbidities, including insulin resistance, type 2 diabetes, and cardiovascular disease, compounding the overall health risks associated with the condition. Despite the availability of lifestyle modification and existing lipid-lowering therapies, many patients with sHTG continue to experience dangerously elevated triglycerides and recurrent pancreatitis events, underscoring a persistent gap in disease management.

About MAR002

MAR002 is a potent and selective half-life-extended, allosteric, human monoclonal growth hormone receptor antagonist (GHRA) antibody being developed for the treatment of acromegaly. The in vivo PK and PD properties of MAR002 are predictable and typical of a half-life extended human antibody, showing a long duration of action compatible with infrequent subcutaneous dose administration in humans. These characteristics support its potential to offer an effective and convenient treatment for patients with acromegaly.  In a Phase 1 study in healthy volunteers, MAR002 achieved proof-of-concept dose-dependent suppression of IGF-1, and was generally well tolerated with no serious adverse events. Marea is currently evaluating MAR002 in a Phase 2 trial of patients with acromegaly.

About Acromegaly

Acromegaly is an orphan disease characterized by the excess secretion of growth hormone (GH) from a benign pituitary adenoma. Acromegaly affects approximately 30,000 patients in the U.S. If left untreated, acromegaly is highly morbid, leading to significant comorbidities such as GH-induced insulin resistance and diabetes, and serious cardiovascular pathology. The median lifespan of patients can be shortened by 10 years without effective therapy, and incomplete IGF-1 normalization is associated with increased mortality. Despite its severity, acromegaly is often under or misdiagnosed, with an average time from symptom onset to diagnosis of approximately eight years.

The current treatment paradigm for acromegaly often involves surgery, performed in over 90% of patients, which achieves remission in about 50% of cases, though this can degrade over time. Medical therapy is required for approximately 65% (around 20,000 in the U.S.) of patients during their disease journey. Current medical treatments include somatostatin receptor ligands (SRLs) and GHRA pegvisomant. However, most patients do not achieve biochemical control with existing therapies.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Lisata, Marea, the concurrent private placement financing and the acquisition of Marea by Lisata (the “Transactions”) and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to the company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Transactions, including the closing of the concurrent private placement financing, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for Marea’s pipeline, including its ongoing clinical trials, research and development programs and the expected timing for key milestones, including the release of clinical data; the potential benefits of MAR001/005 and MAR002; and expectations regarding the use of proceeds from the concurrent private placement financing and cash runway expectations therefrom, including such proceeds funding the company through key clinical milestones. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the company or the Transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to those uncertainties and factors described under the heading “Risk Factors” and in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by the company from time to time, as well as risk factors associated with companies, such as Marea, that operate in the biotechnology industry. Should one or more of these risks or uncertainties materialize, or should any of the company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The company does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in the company.

Contacts:

Lisata:

Investors and Media:
John Menditto
jmenditto@lisata.com

Marea:

Media:
1AB

Katie Engleman
katie@1abmedia.com

Investors:
Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com